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                                                                 EXHIBIT 10(ee)

             THIRD AMENDMENT TO GENERAL LOAN AND SECURITY AGREEMENT

        This Third Amendment to General Loan and Security Agreement (the "Amendment") is entered into as of the 10th day of February, 1997, and amends that certain General Loan and Security Agreement, as amended October 2, 1995, and August 12, 1996, (the "Agreement"), entered into as of January 9, 1995, between COMMERCE BANK, NATIONAL ASSOCIATION, (hereinafter called "Commerce") with a place of business located at 8000 Forsyth Boulevard, St. Louis (Clayton) Missouri, 63105, and CITATION COMPUTER SYSTEMS, INC., a Missouri corporation, (hereinafter called "Borrower"), with a place of business at 424 S. Woods Mill Road, Chesterfield, Missouri 63017.

        WHEREAS, Borrower and Commerce desire to amend the Agreement, provide for a new minimum Tangible Net Worth, increase the maximum amount available under the Line of Credit Note, and amend the Borrowing Base formula;

        The parties agree as follows:

I.      AMENDMENTS

        1.1 Section 6.19 Tangible Net Worth is hereby amended in its entirety to read as follows:

                Borrower shall maintain at all times a Tangible Net Worth not less than Seven Million Seven Hundred Thousand Dollars ($7,700,000) to be adjusted annually on the first day of each fiscal year by adding to the minimum Tangible Net Worth for the preceding fiscal year an amount equal to 50% of Borrower's Net Income, if positive, and disregarding any year in which Net Income is negative.

        1.2 Section 6.22 Borrowing Base Certificate is hereby amended by deleting "For Qualified Receivables: seventy-five percent (75%)" and substituting in lieu thereof "For Qualified Receivables: Forty percent (40%)."

        1.3 Section 2.1 of the Agreement is hereby amended by striking "One Million Dollars ($1,000,000)" wherever it appears and substituting in lieu thereof "Three Million Dollars ($3,000,000), or such other greater or lesser amount as may agreed upon from time to time by Commerce and Borrower as evidenced by Line of Credit Notes making reference hereto." Exhibit "A" is hereby deleted in its entirety and in lieu thereof is substituted the attached Exhibit "A."

        Except as amended hereby, the terms and provisions of the Agreement shall remain in full force and effect.

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II.     STATUTORY NOTICE.

        Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt, including promises to extend or renew such debt, are not enforceable. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us except as we may later agree in writing to modify it.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first hereinabove written.

                                        CITATION COMPUTER SYSTEMS, INC.

                                        By:   /s/  Richard D. Neece
                                            -----------------------------------
                                                   Richard D. Neece

                                        Title:   Exec. VP & CFO
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                                        COMMERCE BANK, NATIONAL ASSOCIATION

                                        By:  /s/  John Thiebold
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                                                  John Thiebold

                                        Title:   Exec. V.P.
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